Exhibit 10.22c

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT AND LOAN PAPERS

This AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT AND LOAN PAPERS (this “Amendment”), dated as of November 10, 2022, is entered into by and among MONRO, INC., a New York Corporation (“Borrower”), the several financial institutions party hereto as Lenders, CITIZENS BANK, N.A., as Administrative Agent for itself and the other Lenders (the “Administrative Agent”), Bank of America, N.A., JPMorgan Chase Bank, N.A., and Keybank National Association, as Co-Syndication Agents and Truist Bank (formerly known as Branch Banking and Trust Company), TD Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents, as well as MNRO Service Holdings, LLC, a Delaware limited liability company, MNRO Holdings, LLC, a Delaware limited liability company, CAR-X, LLC, a Delaware limited liability company, and MONRO SERVICE CORPORATION, a Delaware corporation (each a “Guarantor” and collectively the “Guarantors”). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

RECITALS

WHEREAS, Borrower, Lenders, Administrative Agent, as well as the Co-Syndication Agents and Co-Documentation Agents referred to above are parties to that certain Amended and Restated Credit Agreement dated as of April 25, 2019, as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement dated as of June 11, 2020 and that certain Amendment No. 2 to Amended and Restated Credit Agreement dated as of October 5, 2021 (as amended or modified from time to time, the “Credit Agreement”).

WHEREAS, Borrower has requested that the Credit Agreement be modified as provided herein.

WHEREAS, Administrative Agent has advised Borrower that the requisite Lenders are willing to agree to its request on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to Credit Agreement; Pro-Rata Reallocations; Joinder.

(a) Credit Agreement.  Subject to and upon the satisfaction of the conditions set forth in Section 3 of this Amendment, the Credit Agreement is hereby amended as of the date hereof as set forth in Exhibit A attached to this Amendment to delete the stricken text (in each case, indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example:  double-underlined text).

(b) Schedule 1. Schedule 1 of the Credit Agreement is restated by the Schedule 1 attached to this Amendment.

(c) Exhibits D and E. Exhibit D and Exhibit E of the Credit Agreement are respectively restated by the corresponding Exhibit D and Exhibit E attached to this Amendment.
(d) Exhibit H. Exhibit H of the Credit Agreement is amended as follows:
(i) to add the provisions set forth in Section 2(d) below, being added to the existing Guaranty, to the end of Section 1 of the Exhibit H.
(ii) to add the following clause to the beginning of the first sentence of clause a. of Section 18 as follows:

“THE GUARANTOR AGREES THAT IT IS BOUND BY THE PROVISIONS OF SECTION 14.9 OF THE CREDIT AGREEMENT, AND WITHOUT LIMITING SUCH SECTION 14.9, THAT”

(e) Other Schedules. Schedules 7.2, 7.12, 7.20 and 7.21are respectively restated by the corresponding Schedule 7.2, 7.12, 7.20 and 7.21 attached to this Amendment.

(f) Pro-Rata Redistribution. In connection with the New Lenders joining the Credit Agreement in accordance herewith, and in accordance with the Credit Agreement as amended hereby and this Amendment, the Borrower and each Lender acknowledges and agrees, that, as of the Amendment Effective Date: (A) the outstanding Borrowings under the Credit Agreement will be redistributed and reallocated among the Lenders, each in accordance with their respective Committed Sum of such outstanding Borrowings, (B) the Borrower shall be deemed to have repaid and reborrowed all outstanding Borrowings of each Lender equal to its respective Committed Sum of such outstanding Borrowings (with such reborrowing to consist of the Types of Borrowings, with related Interest Periods if applicable, specified in the applicable Borrowing Request delivered by the Borrower in accordance with the requirements of Section 2.2 of the Credit Agreement) and (C) the participations in issued LCs shall be adjusted to reflect changes in Commitment Sums. The deemed payments made pursuant to clause (B) of the immediately preceding sentence in respect of each Borrowing that is a LIBOR Rate Borrowing or SOFR Loan shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 3.18 of the Credit Agreement if the deemed payment occurs other than on the last day of the related Interest Periods.

(g) Joinder. From and after the effective date of this Amendment, the New Lender shall be a party to the Credit Agreement and have the rights and obligations of a Lender thereunder.
2. Amendments to Loan Papers.
(a) All references to “this Agreement” in the Credit Agreement and to “the Credit Agreement” in the other Loan Papers shall be deemed to refer to the Credit Agreement as amended hereby.

(b) Any and all references to the Notes or Facility Notes collectively in the Loan Papers shall be deemed to include, along with any existing Facility Notes (to the extent not amended and restated in connection herewith) and Swing Line Note, the Facility Note executed in favor of any New Lender (as defined below) and Facility Notes or amended and restated Facility Notes, if any, executed in connection herewith in favor of any other Lenders.

(c) Any and all references to a Lender’s respective Note in the Loan Papers shall be deemed to be references to the respective Facility Note or A&R Swing Line Note, as applicable.

(d)That certain Guaranty dated January 25, 2016, as amended or modified, that is a Loan Paper, is hereby amended to add the following to the end of Section 1 thereof:

Notwithstanding anything to the contrary contained herein:

(i) with respect to Obligations that are CEA Swap Obligations (as defined below), if a Guarantor is not a Qualified ECP Guarantor (as defined below), then the Obligations as to such Guarantor shall not include CEA Swap Obligations;

(ii) each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by the Borrower and each Guarantor to honor all of its obligations under this Guaranty in respect of CEA Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this clause (ii) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this this clause (ii), or otherwise under this Guaranty, voidable under any Debtor Relief Laws, and not for any greater amount).

(iii) the obligations of each Qualified ECP Guarantor under clause (ii) shall remain in full force and effect until the end of the term as provided in Section 22 hereof.  Each Qualified ECP Guarantor intends that the provisions of clauses (i) to (iii) above shall constitute, and such provisions shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of Borrower and each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“CEA Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) and any successor statute.

“Qualified ECP Guarantor” means, in respect of any CEA Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such CEA Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

3. Conditions to Effectiveness. This Amendment shall be effective as of the date (the “Amendment Effective Date”) on which the following conditions precedent shall have been satisfied or waived:
(a) Administrative Agent shall have received an executed counterpart of this Amendment signed by Borrower, each Guarantor, the requisite Lenders, including each New Lender, and Administrative Agent;
(b) for each applicable Lender requesting the same, a Facility Note in favor of the Lenders executed by a duly authorized officer of Borrower;
(c) all corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be reasonably satisfactory in substance and form to the Administrative Agent;
(d) there shall not exist any pending or threatened Litigation that could reasonably be expected to give rise to a Material Adverse Event;

(e) the Administrative Agent shall have received a good standing certificate or certificate of existence from the Secretary of State of the state of incorporation or formation of Borrower and each Guarantor, dated as of a recent date certifying as to the good standing of such Company;

(f) the Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of Borrower and each Guarantor in substantially the same forms as those provided in 2019 or otherwise as may be approved by the Administrative Agent in its sole discretion;

(g) the Administrative Agent shall have received the results of a recent search by a Person reasonably satisfactory to the Administrative Agent, under the UCC in all relevant jurisdictions and all customary litigation, judgment and tax Lien searches for financing transactions of this nature, and the results of such search shall be reasonably satisfactory to the Administrative Agent;

(h) the Administrative Agent shall have received both a closing certificate, solvency certificate and an updated perfection certificate, which shall be reasonably satisfactory in substance and form to the Administrative Agent; and

(i) Borrower shall have (A) paid to the Administrative Agent or other party the fees required to be paid by it on or before the effective date hereof, including any fees set forth in any applicable fee letter or engagement letter, and (B) paid or caused to be paid all reasonable fees and expenses of the Administrative Agent and of counsel to the Administrative Agent that have been invoiced on or prior to the effective date hereof that the Borrower would have to pay in accordance with the Credit Agreement.

Administrative Agent shall notify Borrower and Lenders of the effective date of this Amendment, and such notice shall be conclusive and binding.

4. Representations, Warranties and Covenants. Borrower and each Guarantor hereby represents and warrants to and covenants and agrees with Administrative Agent and Lenders that:

(a) The representations and warranties set forth in the Loan Papers (except to the extent (i) that the representations and warranties speak to a specific date or refer to an earlier date, in which case they shall be true and correct in all material respects as of such specific or earlier date, or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Credit Agreement) are true and correct in all material respects (except for any representation and warranty qualified by materiality, in which case each representation and warranty is true and correct in all respects) as of the date hereof and with the same effect as though made on and as of the date hereof.

(b) Assuming effectiveness of this Amendment, no Default or Potential Default now exists, or would exist as a result of this Amendment.

(c) (i)  The execution, delivery and performance by Borrower and each Guarantor, respectively, of this Amendment is within its organizational powers and have been duly authorized by all necessary action (corporate or otherwise) on the part of Borrower and each and each Guarantor, (ii) this Amendment is the legal, valid and binding obligation of Borrower and each Guarantor, enforceable against Borrower and each Guarantor in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity, and (iii) neither this Amendment nor the execution, delivery and performance by Borrower and each Guarantor hereof: (A) violate any provision of Borrower’s or each Guarantor’s charter, bylaws, certificate of formation, operating agreement or similar governing document, (B) violate any Material Agreements to which it is a party, other than violations which would not cause a Material Adverse Event, (C) do not result in the creation or imposition of any Lien (other than the Lender Liens) on any of its assets, or (D) violate any provision of Law or order of any Tribunal applicable to it, other than violations that individually or collectively are not a Material Adverse Event.

5. New Lenders.Each undersigned Person not party to the Credit Agreement immediately prior to Amendment Effective Date (each, a “New Lender”) acknowledges and agrees that no Lender party to the Credit Agreement (a) has made any representation or warranty and shall have no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Paper or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Paper or any other instrument or document furnished pursuant thereto; or (b) has made any representation or warranty and shall have no responsibility with respect to the financial condition of Borrower or any Guarantor or the performance or observance by Borrower or any Guarantor of any of their respective obligations under the Credit Agreement or any other Loan Papers or any other instrument or document furnished pursuant hereto or thereto.  Each New Lender represents and warrants that it is legally authorized to enter into this Amendment, and (i) confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Lenders, the Administrative Agent or any other agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Papers or any other instrument or document furnished pursuant hereto or thereto; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Papers or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (iv) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) on the Amendment Effective Date, subject to satisfaction or waiver of the conditions set forth in Section 3 above, agrees that it shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such advance and the use of such amounts to make payments to such other relevant Lenders, each Lender’s portion of the outstanding Borrowings to equal its Committed Sum of such Borrowings.

6. Effect; No Waiver; Reaffirmation; Release.

(a) Borrower and each Guarantor hereby (i) reaffirms and admits the validity and enforceability of the Loan Papers and all of its obligations thereunder and (ii) agrees and admits that it has no defenses (other than payment) to or offsets against any such obligation. Except as specifically set forth herein, the Credit Agreement and the other Loan Papers shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any existing or future Default, whether known or unknown or any right, power or remedy of Administrative Agent or Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement, except as specifically set forth herein.

(b) Borrower and Guarantor hereby (i) reaffirms all of its agreements and obligations under the Security Documents, (ii) reaffirms that all Obligations of Borrower under or in connection with the Credit Agreement as modified hereby are “Obligations” as that term is defined in the Security Documents and (iii) reaffirms that all such Obligations continue to be secured by the Security Documents, which remain in full force and effect and are hereby ratified and confirmed.

(c) Release.  The Borrower and each Guarantor, and their respective subsidiaries, affiliates and the successors, assigns, heirs and representatives of each of the foregoing (collectively, the “Releasors”) hereby absolutely and unconditionally releases and forever discharges the Administrative Agent, in all capacities, whether as an agent, Lender or otherwise, and each Lender, and any and all participants, parent entities, subsidiary entities, affiliated entities, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, managers, agents, attorneys and employees of any of the foregoing (collectively, the “Released Parties”), from (x) any and all liabilities, obligations, duties, responsibilities, promises or indebtedness of any kind of the Released Parties to the Releasors or any of them except for the obligations of the Released Parties under the Loan Papers, and (y) any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Releasors or any of them has had, now have or have made claim to have against any such person for or by reason of any act, omission, event, contract, liability, indebtedness, claim, circumstance, matter of any kind, cause or thing known to the Borrower arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured, provided further that the Borrower and each Guarantor hereby represents and warrants that as of the date hereof to its knowledge no such claims, demands or causes or action exist.  For purposes of the release contained in this clause (d), any reference to any Releasor shall mean and include, as applicable, such Releasor’s successors and assigns, including, without limitation, any receiver, trustee or debtor-in-possession, acting on behalf of such person.  As to each and every claim released hereunder, Borrower and each Guarantor hereby represents that it has received the advice of legal counsel with regard to the releases contained herein and agrees to waive, to the extent permitted by law, any common law or statutory rule or principle that could affect the validity or scope or any other aspect of such release.

(d) Special California Provisions. The Borrower and each Guarantor, with the advice of competent California counsel, by executing this Amendment and executing any other Loan Papers in connection herewith, freely, irrevocably and unconditionally:

(i) waives all rights of subrogation, reimbursement, indemnification and contribution and any other rights and defenses (other than payment) that are or may become available to the Borrower and each Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433, of the California Civil Code;

(ii) agrees that the Borrower and each Guarantor will not assert any of the foregoing defenses (other than payment) in any action or proceeding which the Administrative Agent or any Lender may commence to enforce its rights under the Loan Papers;

(iii) acknowledges and agrees that the rights and defenses (other than payment) waived by the Borrower and each Guarantor hereunder include any right or defense (other than payment) that the Borrower or any Guarantor may have or be entitled to assert based upon or arising out of any one or more of the following: Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure or Sections 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, 2899 and 3433 of the California Civil Code;

(iv) acknowledges and agrees that the Administrative Agent and Lenders are relying on this waiver in entering into this Amendment and other Loan Papers, and that this waiver is a material part of the consideration which the Administrative Agent and Lenders are receiving for making the loans to the Borrower evidenced by the Loan Papers; and

(v) acknowledges and agrees that the Borrower and each Guarantor intends the foregoing to be express waivers of each and every one of said specific rights and/or defenses (other than payment) as contemplated under California Civil Code Section 2856.

7. Miscellaneous.

(a) Borrower and each of the other Companies will take, and Borrower will cause the other Companies to take, all actions that may be required under the Loan Papers to effectuate the transactions contemplated hereby or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of Borrower.

(b) Subject to and in accordance with Section 8.7 of the Credit Agreement, the Borrower and each Guarantor shall pay Administrative Agent upon demand for all reasonable out-of-pocket expenses, including reasonable attorneys’ fees and expenses of Administrative Agent, incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Amendment.

(c) The Laws (other than conflict-of-laws provisions) of the State of New York and of the United States of America govern the rights and duties of the parties to this Amendment and the validity, construction, enforcement, and interpretation of this Amendment.

(d) This Amendment shall be binding upon Borrower, Administrative Agent and Lenders and their respective successors and assigns, and shall inure to the benefit of Borrower, Administrative Agent and Lenders and the respective successors and assigns of Administrative Agent and Lenders.

(e) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed signature page counterpart hereof by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms,  deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that (x) nothing herein shall require the Administrative Agent to accept electronic signature counterparts in any form or format and (y) the Administrative Agent reserves the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to this Amendment or any document signed in connection with this Amendment and the parties hereto agree to promptly deliver such manually executed counterpart signature pages.

[Signature pages follow.]

AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Amendment to be executed on its behalf.

MONRO, INC., as Borrower

By: /s/ Brian J. D’Ambrosia________________

           Brian J. D’Ambrosia

           Executive Vice President - Finance, Chief Financial Officer, and Treasurer

CAR-X, LLC,  as a Guarantor

                                  By: /s/ Maureen E. Mulholland_____________

                                              Maureen E. Mulholland

Secretary

MONRO SERVICE CORPORATION,  as a Guarantor

                                  By: /s/ Brian J. D’Ambrosia________________

                                              Brian J. D’Ambrosia

Secretary

MNRO HOLDINGS, LLC,  as a Guarantor

                                  By: /s/ Maureen E. Mulholland_____________

                                              Maureen E. Mulholland

Secretary

MNRO SERVICE HOLDINGS, LLC,  as a Guarantor

                                  By: /s/ Maureen E. Mulholland_____________

                                              Maureen E. Mulholland

Secretary

CITIZENS BANK, N.A.,

as Administrative Agent and a Lender

By: /s/ Patrick Keffer_____________

                                             Patrick Keffer

           Senior Vice President

BANK OF AMERICA, N.A.,

as Co-Syndication Agent and a Lender

By: /s/ Matt Smith_____________

                                             Matt Smith

           Senior Vice President

JPMORGAN CHASE BANK, N.A.,

as Co-Syndication Agent and a Lender

By: /s/ Alicia Schreibstein_____________

                                             Alicia Schreibstein

           Executive Director

KEYBANK NATIONAL ASSOCIATION,

as Co-Syndication Agent and a Lender

By: /s/ Daniel J. Kennell_____________

                                             Daniel J. Kennell

           Vice President

TRUIST BANK (formerly known as Branch Banking and Trust Company),

as Co-Documentation Agent and a Lender

By: /s/ Jonathon M Austin_____________

                                             Jonathon M Austin

           Director CIB Credit Delivery

TD BANK, N.A.,

as Co-Documentation Agent and a Lender

By: /s/ Maciej Niedzwiecki_____________

                                             Maciej Niedzwiecki

           Senior Vice President

WELLS FARGO BANK, N.A.,

as Co-Documentation Agent and a Lender

By: /s/ Melissa LoBocchiaro_____________

                                             Melissa LoBocchiaro

           Director

CITIBANK N.A.,

As a Lender

By: /s/ Jonathan Weiner_____________

                                             Jonathan Weiner

           Authorized Signatory

CITY NATIONAL BANK

As a Lender

By: /s/ Louis Serio_____________

                                             Louis Serio

           Senior Vice President